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                                                                    EXHIBIT 14.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Supervisory Board and Shareholders of
Fresenius Medical Care Aktiengesellschaft
Hof an der Saale, Germany:

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Fresenius Medical Care Aktiengesellschaft of our report dated February 11, 2004 with respect to the consolidated balance sheets of Fresenius Medical Care Aktiengesellschaft and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, cash flows and shareholders' equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, which appears in the December 31, 2004 annual report on Form 20-F of Fresenius Medical Care Aktiengesellschaft.

/s/ KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
Wirtschaftsprufungsgesellschaft
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Frankfurt am Main, Germany
March 1, 2005